UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 16, 2010

HALLMARK FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 16, 2010, Hallmark Financial Services, Inc. (“HFS”) and each of its subsidiaries (collectively with HFS, the “Company”) entered into a Seventh Amendment to First Restated Credit Agreement (the “Seventh Amendment”) with The Frost National Bank (“Frost”) effective as of May 27, 2010.  The Seventh Amendment extends the term of the revolving credit facility until May 27, 2012, and provides for the repayment of all amounts outstanding at termination on or before April 30, 2015.  The Seventh Amendment also reduces the revolving commitment to $5 million from $25 million and eliminates a premium finance sub-facility.  Under the Seventh Amendment, the interest rate on revolving loans will be, at the election of HFS, either the prime rate or LIBOR plus 2.5%.  HFS will also pay an annual usage fee equal to 0.25% of the average daily unused balance of the revolving commitment.  In addition, the Seventh Amendment revises various affirmative and negative covenants, updates various exhibits and schedules and provides certain waivers.  The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the definitive agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

10.1	Seventh Amendment to First Restated Credit Agreement among Hallmark Financial Services, Inc. and its subsidiaries and The Frost National Bank dated May 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: June 17, 2010	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer